EXHIBIT 5

         PROPER FLORIDA DOCUMENTARY STAMP TAX HAS BEEN PAID ON THIS NOTE



                                 PROMISSORY NOTE

$2,000,000                                                         March,25 2004
                                                      Palm Beach County, Florida

          FOR VALUE RECEIVED, RACEWAY VENTURES, A FLORIDA LIMITED LIABILITY COMPANY (the "BORROWER"), hereby promises to pay to the order of AQUA VISTA, LLC (the "Aqua Vista"), at its offices at 150 South Pine Island Road, Suite 130, Plantation, Florida 33324 or such other place as Aqua Vista shall designate in writing from time to time, the principal sum of Two Million Dollars (USD $2,000,000) (the "LOAN") together with interest thereon as hereinafter provided, or so much thereof as shall be advanced by Aqua Vista.

1.        INTEREST RATE AND CALL PROVISION.

          Interest (computed on the basis of a 360-day year for the actual number of days elapsed) on the outstanding balance of principal evidenced by this Note shall accrue at the rate of Seven and One Half Percent (7.5%) (the "APPLICABLE INTEREST RATE") for the term of the loan.

2.        PAYMENT OF PRINCIPAL AND INTEREST.

          2.1. BALLOON PAYMENT. One payment of principal and accrued and unpaid interest shall be due and payable on the 24th day of March 2005.

          2.2. MATURITY DATE. The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on March 24, 2005 (the "MATURITY DATE") except that Lender reserves the right to extend the loan Maturity Date upon request of Borrower and conditioned upon the loan not being in default.

3. APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Aqua Vista may elect from time to time in its sole discretion.

4. TENDER OF PAYMENT. All payments on this Note shall be made in immediately available lawful money of the United States. All sums payable to Aqua Vista

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which are due on a day on which  Aqua  Vista is not open for  business  shall be paid on the next succeeding business day and such extended time shall be included in the computation of interest.

5.        LATE CHARGE. Reserved

6. PREPAYMENT. The Loan may be prepaid, in whole or in part, at any time and from time to time without a prepayment penalty. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. All payments received on the Note may be applied in such order as Aqua Vista, in its sole discretion, shall determine.

7.        SECURITY FOR THE NOTE.

          7.1.  This  Note  is  executed  and  delivered  in  accordance  with a
commercial   transaction   described  in  Aqua  Vista,  LLC's  approval  of  the
transaction. This note is unsecured.

          7.2. Borrower hereby grants to Aqua Vista a continuing security interest in all property of Borrower, now or hereafter in the possession of Borrower, as security for the payment of this Note and any other liabilities of Borrower to Aqua Vista, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder.

8. DEFAULT RATE. From and after the Maturity Date or from and after the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Aqua Vista's option, bear interest at a default rate that is equal to the Interest Rate plus Five (5%) Percent (the "DEFAULT RATE"). Such Default Rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Aqua Vista pursuant to any judgments entered in favor of Aqua Vista with respect to this Note.

9. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Aqua Vista as follows:

          9.1. ORGANIZATION, POWERS. Borrower (i) is a Florida limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under each Loan Document to which it is a party.

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          9.2. EXECUTION OF LOAN DOCUMENTS.  Each of the Loan Documents to which
Borrower is a party has been duly executed and delivered by Borrower. Execution, delivery and performance of each of the Loan Documents to which Borrower is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

          9.3. OBLIGATIONS OF BORROWER. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. Borrower is obtaining the Loan for commercial purposes.

          9.4.  LITIGATION.  There is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing this Note; (ii) Borrower's right to carry on its business substantially as now conducted (and as now contemplated); (iii) its financial condition; or
(iv) its capacity to consummate and perform its obligations under the Loan Documents to which Borrower is a party.

          9.5. NO DEFAULTS. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties is bound.

          9.6. NO UNTRUE STATEMENTS. No Loan Document or other document, certificate or statement furnished to Aqua Vista by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Borrower acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Aqua Vista as an inducement to make the Loan to Borrower.

10.       COVENANTS

          10.1.   OPERATING  ACCOUNTS.   Borrower  shall  maintain  its  primary
operating accounts at a mutually acceptable banking institution.

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          10.2.   FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATE; LEASE AGREEMENTS

                   10.2.1. Upon request, Borrower shall furnish to Aqua Vista the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied and other information or documents are set forth herein:

                                    (a) Not later  than 45 days after the end of
each fiscal year, annual financial statements of Borrower including, without limitation, statements of financial condition, income and cash flows, a reconciliation of net worth, a listing of all contingent liabilities, notes to financial statements and any other information requested by Aqua Vista.

                                    (b) Not later than 15 days after filing with
the Internal Revenue Service, a true and complete copy of the federal tax returns, including all schedules, of Borrower and the Guarantors.

                                    (c) Such other  information  respecting  the
operations of Borrower and/or the Property as Aqua Vista may from time to time reasonably request.

                    10.2.2. Borrower shall furnish to Aqua Vista, upon request of Aqua Vista, LLC, a compliance certificate signed by Borrower's chief financial officer certifying that: (i) all representations and warranties of Borrower set forth in this Note or any other Loan Document remain true and correct as of the date of such compliance certificate; (ii) none of the covenants of Borrower contained in this Note or any other Loan Document has been breached; and (iii) to its knowledge, no event has occurred which constitutes an Event of Default (or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) under this Note or any other Loan Document. In addition, Borrower shall promptly notify Aqua Vista of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition.

          10.3.   INDEMNIFICATION.

                    10.3.1. Borrower hereby indemnifies and agrees to defend and hold harmless Aqua Vista, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the making of the Loan, the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of any of the indemnified parties) relating to: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Aqua Vista in connection with the Property; (ii) losses, damages, expenses or liabilities sustained by Aqua Vista in connection with

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any the past, present or future handling, storage, transportation or disposal of
hazardous  substances  upon  the  Property  or  any  environmental   inspection,
monitoring, sampling or cleanup of the Property required or mandated by any applicable environmental law; (iii) claims by any tenant or any other party arising under or in connection with any lease of all or any portion of the Property; (iv) any untrue statement of a material fact contained in information submitted to Aqua Vista by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (v) the ownership, construction, occupancy, operation, use or maintenance of the Property; and (vi) any claim or action for the payment of any brokerage commission or fees which may be claimed to be payable in connection with the Loan.

                    10.3.2. In case any action shall be brought against Aqua Vista, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Aqua Vista or such other party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Aqua Vista, the payment of all costs and expenses and the right to negotiate and consent to settlement. Aqua Vista shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Aqua Vista from and against any loss or liability by reason of such settlement or judgment.

                    10.3.3. The provisions of this Section 10.3 shall survive the repayment or other satisfaction of the Liabilities.

          10.4 DOCUMENTARY AND INTANGIBLE TAXES. Borrower shall be liable for all documentary stamp and intangible taxes assessed at the closing of the Loan or from time to time during the life of the Loan.

          10.5    REAL ESTATE TAX ESCROW ACCOUNT.    reserved

11. EVENTS OF DEFAULT. Each of the following shall constitute an event of default hereunder (an "EVENT OF DEFAULT"): (a) the failure of Borrower to pay any amount of principal or interest hereunder within ten (10) days after the date on which such payment is due and payable; or (b) any monetary default other than the payment of principal or interest following ten (10) days written notice by Aqua Vista to Borrower; or (c) the occurrence of any non-monetary default in any term, covenant or condition hereunder. The foregoing provisions herein notwithstanding, if Borrower receives notice from Aqua Vista pursuant to items
(b) and (c) hereof and undertakes to cure the Default within the ten (10) days provided in the notice but is unable to do so after the exercise of good faith efforts, Borrower shall have not to exceed thirty (30) days from the date of the Notice within which to cure the Default.

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12.       REMEDIES.  If an Event of Default exists,  Aqua Vista may exercise any right, power or remedy permitted by including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon immediately due and payable.

13.       MISCELLANEOUS.

          13.1. DISCLOSURE OF FINANCIAL INFORMATION. Aqua Vista is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Aqua Vista and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Aqua Vista to Borrower. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

          13.2. INTEGRATION. This Note constitutes the sole agreement of the parties with respect to the transaction contemplated hereby and supersedes all oral negotiations and prior writings with respect thereto.

          13.3. ATTORNEYS' FEES AND EXPENSES. If Aqua Vista retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Aqua Vista shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby.

          13.4. NO IMPLIED WAIVER. Aqua Vista shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Aqua Vista, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Aqua Vista of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Aqua Vista and Borrower.

          13.5. WAIVER. Borrower waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Aqua Vista with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower's liability hereunder. The liability of Borrower shall not be affected by the failure of Aqua Vista to perfect or otherwise obtain or maintain the

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priority or validity of any security  interest in any collateral.  The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

          13.6. NO USURIOUS AMOUNTS. Anything herein contained to the contrary notwithstanding, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Aqua Vista, in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest. In addition, Aqua Vista may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Section 687.12 Florida Statues ("Interest rates; parity among licensed lenders or creditors") and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule or regulation in effect from time to time, available to Aqua Vista which exempts Aqua Vista from any limit upon the rate of interest it may charge or grants to Aqua Vista the right to charge a higher rate of interest than allowed by Florida Statutes, Chapter 687.

          13.7. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

          13.8. BINDING EFFECT. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Aqua Vista, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Aqua Vista.

          13.9. MODIFICATIONS. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

          13.10. SALES OR PARTICIPATIONS. reserved

          13.11. JURISDICTION. Borrower irrevocably appoints each and every owner, partner and/or officer of Borrower as its attorneys upon whom may be served, by certified

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mail at the address  set forth  below,  any  notice,  process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Aqua Vista based upon improper venue or inconvenient forum.

          13.12. NOTICES. All notices and communications under this Note shall be in writing and shall be given by either (a) certified mail, return receipt requested (postage prepaid), or (b) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage. Notice shall be deemed to have been given and received: (i) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (ii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

          13.13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

          13.14. JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one person or entity, the word "BORROWER" shall mean each of them and their liability shall be joint and several.

          13.15. CONTINUING ENFORCEMENT. If, after receipt of any payment of all or any part of this Note, Aqua Vista is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Aqua Vista with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Aqua Vista may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

          13.16. WAIVER OF JURY TRIAL. BORROWER AND AQUA VISTA AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY AQUA VISTA OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH

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RESPECT  HERETO OR  THERETO,  SHALL BE TRIED  ONLY BY A COURT AND NOT BY A JURY.
AQUA VISTA AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT AQUA VISTA WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

          IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.




By: Raceway Ventures, LLC, a Florida limited liability company


By:  /s/ STEVEN F. COHEN
     --------------------------------
     Steven F. Cohen, Managing Member




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